As filed with the Securities and Exchange Commission on November 2,
   2000

                                            Registration No. 333-33896-01
   ======================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         __________________________
                               POST-EFFECTIVE
                              AMENDMENT NO. 11
                                     ON
                                  FORM S-8
                                     TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                           _______________________
                                NISOURCE INC.
                    (Formerly named "New NiSource Inc.")
           (Exact name of registrant as specified in its charter)

                Delaware                            35-2108964
    (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)            Identification No.)

                            801 East 86th Avenue
                        Merrillville, Indiana  46410
                               (219) 853-5200
                  (Address of principal executive offices)

                                NISOURCE INC.
                          TAX DEFERRED SAVINGS PLAN

                       NORTHERN INDIANA PUBLIC SERVICE
              COMPANY BARGAINING UNIT TAX DEFERRED SAVINGS PLAN

                            KOKOMO GAS & FUEL CO.
                               BARGAINING UNIT
                          TAX DEFERRED SAVINGS PLAN

                          IWC RESOURCES CORPORATION
                       EMPLOYEE THRIFT PLAN AND TRUST

            EMPLOYEES' PROFIT SHARING AND SALARY DEFERRAL PLAN OF
                        SM&P UTILITY RESOURCES, INC.

                           BAY STATE GAS COMPANY
                    SAVINGS PLAN FOR OPERATING EMPLOYEES

                            BAY STATE GAS COMPANY
                            EMPLOYEE SAVINGS PLAN





                            COLUMBIA SAVINGS PLAN
                          (Full title of each plan)

                               Stephen P. Adik
                            801 East 86th Avenue
                        Merrillville, Indiana  46410
                               (219) 853-5200
                   (Name and address of agent for service)

                               (219) 853-5200
        (Telephone number, including area code, of agent for service)

                               With a copy to:

                            Frederick L. Hartmann
                            Schiff Hardin & Waite
                              6600 Sears Tower
                        Chicago, Illinois 60606-6473
                               (312) 258-5500

                          _________________________

                       CALCULATION OF REGISTRATION FEE

                                             Amount             Proposed         Proposed Maximum         Amount of
      Title of Securities                     to be         Maximum Offering     Aggregate Offering      Registration
      to be Registered                    Registered(1)    Price Per Share (2)        Price(2)               Fee
      -------------------                 -------------    -------------------   -----------------       ------------
      Common Shares, $.01 par value          17,926,000            (2)                  (2)                  (2)
      (including associated preferred
      share purchase rights)

      Interests in the Plan                    (3)                 (3)                  (3)                  (3)


   (1) Based upon 2,500,000 Common Shares to be issued under the NiSource Inc. Tax Deferred Savings Plan, 1,500,000 Common Shares to be registered under the Northern Indiana Public Service Company Bargaining Unit Tax Deferred Savings Plan, 50,000 Common Shares to be registered under the Kokomo Gas & Fuel Co. Bargaining Unit Tax Deferred Savings Plan, 28,000 Common Shares to be issued under the IWC Resources Corporation Employee Thrift Plan and Trust, 253,000 Common Shares to be registered under the Employees' Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc., 518,000 Common Shares to be registered under the Bay State Gas Company Savings Plan for Operating Employees, 1,077,000 Common Shares to be registered under the Bay State Gas Company Employee Savings Plan and 12,000,000 Common Shares to be issued under the Columbia Savings Plan.

   (2) A registration fee with respect to these shares was previously paid in connection with the filing by NiSource Inc., a Delaware Corporation (formerly named "New NiSource Inc.") (the





        "Registrant") and NiSource Inc., an Indiana corporation that has merged into the Registrant ("Old NiSource") of the Registration Statement on Form S-4 (File Nos. 333-33896 and 333-33896-01),
        which was declared effective April 24, 2000.  See Explanatory
        Note below.

   (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein for which no separate fee is required.

                              EXPLANATORY NOTE

        The Registrant hereby amends the Registration Statement on Form S-4 (File Nos. 333-33896 and 333-33896-01), effective November 2,
   2000, by filing this Post-Effective Amendment No. 11 on Form S-8 relating to 17,926,000 common shares of the Registrant, $.01 par value per share (including associated preferred share purchase rights) (the "Common Shares"), issuable under the NiSource Inc. Tax Deferred Savings Plan, the Northern Indiana Public Service Company Bargaining Unit Tax Deferred Savings Plan, the Kokomo Gas & Fuel Co. Bargaining Unit Tax Deferred Savings Plan, the IWC Resources Corporation Employee Thrift Plan and Trust, the Employees' Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc., the Bay State Gas Company Savings Plan for Operating Employees, the Bay State Gas Company Employee Savings Plan and the Columbia Savings Plan (collectively, the "Plans").

        On November 1, 2000, the mergers of Old NiSource and Columbia Energy Group ("Columbia") (the "Merger") were completed. Upon completion of the Merger, Columbia became a wholly-owned subsidiary of the Registrant and Old NiSource merged into the Registrant. Pursuant to the Merger Agreement, Old NiSource and Columbia completed all of the necessary actions to cause the Common Shares to be issuable under the Plans upon the completion of the Merger. Accordingly, effective November 1, 2000, neither Old NiSource's common shares nor Columbia's common shares are issuable under the Plans.

        This Registration Statement relates to 17,926,000 Common Shares registered on the Form S-4 that were not issued at the time of the Merger and that are issuable under the Plans on and after the Merger.





                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents which have been filed by NiSource Inc., a Delaware corporation (formerly named "New NiSource Inc.") (the "Registrant"), NiSource Inc., an Indiana corporation that has merged into Registrant, or Columbia Energy Group, a Delaware corporation that has become a subsidiary of the Registrant ("Columbia"), are incorporated herein by reference:

        (a) The Annual Report on Form 10-K of NiSource Inc., for the fiscal year ended December 31, 1999;

        (b) The Annual Report on Form 10-K and Form 10-K/A of Columbia Energy Group, for the fiscal year ended December 31, 1999;

        (c) The Quarterly Reports on Form 10-Q of NiSource Inc. for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000;

        (d) The Quarterly Reports on Form 10-Q of Columbia Energy Group for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000;

        (e) The Form 11-K filed for each of the Plans for the Plan Year ended December 31, 1999;

        (f) The Current Reports on Form 8-K of NiSource Inc. dated February 14, 2000, February 24, 2000, March 3, 2000, April 3, 2000, April 25, 2000, June 13, 2000, September 1, 2000
             and September 13, 2000;

        (g) The Current Reports on Form 8-K of Columbia Energy Group dated January 25, 2000, April 13, 2000, May 3, 2000, May 12,
             2000, May 22, 2000, June 2, 2000, June 15, 2000 and July 14,
             2000;

        (h) The Current Report on Form 8-K of the Registrant dated November 1, 2000;

        (i) The description of the Registrant's Common Shares contained in the Joint Proxy Statement/Prospectus dated April 24, 2000;

        (j) The description of the Registrant's Rights contained in the Joint Proxy Statement/Prospectus dated April 24, 2000; and

        (k) The description of the Registrant's SAILS contained in the Joint Proxy Statement/Prospectus dated April 24, 2000.





        All documents subsequently filed by the Registrant and/or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.    DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Delaware General Corporation Law permits a corporation to indemnify any person who is a party or is threatened to be made a party to any action, suit or proceeding brought or threatened by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving as such with respect to another corporation at the request of the corporation, if that person acted in good faith, in the case of conduct in his or her official capacity, that person reasonably believed his or her conduct to be in the best interests of the corporation, or in the case of all other conduct, that person reasonably believed his or her conduct was not opposed to the best interests of the corporation, and with respect to any criminal action, that person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her actions were unlawful.

        A corporation must indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, because he or she is or was a director or officer or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, if the person has been wholly successful in defense of the proceeding on the merits or otherwise. A corporation may advance expenses, including attorneys' fees, to any director or officer who is a party to a proceeding in advance of final disposition of the proceeding if the director or officer furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the director did not meet the required standard of conduct. Amounts to be indemnified include judgments, penalties, fines, settlements and reasonable expenses that were actually incurred by the person. However, if the proceeding was by or in the right of the corporation, the person will be indemnified only against reasonable expenses incurred and indemnification will not be provided if the individual is adjudged liable to the corporation in the proceeding.

        The Registrant's certificate of incorporation permits the Registrant to indemnify directors, officers, employees and agents of the corporation and its wholly-owned subsidiaries to the fullest extent permitted by law.

        As authorized under the Registrant's By-Laws and the Delaware General Corporation Law, Registrant and its subsidiaries maintain insurance that insures directors and officers for acts committed in their capacities as such directors or officers that are determined to be not indemnifiable under the Registrant's indemnity provisions.

        Section 6.10 of the Agreement and Plan of Merger dated as of February 27, 2000, as amended and restated as of March 31, 2000, among Columbia Energy Group, NiSource Inc., New NiSource Inc., Parent Acquisition Corp and NiSource Finance Corp (the "Merger Agreement") provides for indemnification by the Registrant under certain circumstances of the directors and officers of Columbia. Additionally, the Merger Agreement provides that the Registrant will maintain Columbia's existing officers' and directors' insurance policies or provide substantially similar insurance coverage for at least six years.

   ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.    EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement. The Plan sponsor has received from the Internal Revenue Service determinations that the Plans are qualified under Section 401 of the Internal Revenue Code and the Registrant will make all changes required by the Internal Revenue Service in order to continue to so qualify each Plan.

   ITEM 9.    UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

   Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrillville, State of Indiana, on this 2nd day of November, 2000.

                                 NISOURCE INC.
                                 (formerly named "New NiSource Inc.")


                                 By:   /s/ Gary L. Neale
                                      ----------------------------------
                                      Gary L. Neale
                                      Chairman, President and
                                      Chief Executive Officer



      SIGNATURE                                         TITLE                                  DATE
      ---------                                         -----                                  ----

      /s/ Gary L. Neale                                 Chairman, President and                November 2, 2000
      --------------------------------                  Chief Executive Officer
      Gary L. Neale                                     (Principal Executive Officer)


      /s/ Stephen P. Adik                               Vice Chairman                          November 2, 2000
      --------------------------------
      Stephen P. Adik



      /s/ Michael W. O'Donnell*                         Executive Vice President and           November 2, 2000
      --------------------------------                  Chief Financial Officer
      Michael W. O'Donnell                              (Principal Accounting Officer)



      /s/ Steven C. Beering*                            Director                               November 2, 2000
      --------------------------------
      Steven C. Beering


      /s/ Arthur J. Decio*                              Director                               November 2, 2000
      --------------------------------
      Arthur J. Decio




                                                                6





      SIGNATURE                                         TITLE                                  DATE
      ---------                                         -----                                  ----


      /s/ Dennis E. Foster*                             Director                               November 2, 2000
      --------------------------------
      Dennis E. Foster


      /s/ James T. Morris*                              Director                               November 2, 2000
      --------------------------------
      James T. Morris



      /s/ Ian M. Rolland*                               Director                               November 2, 2000
      --------------------------------
      Ian M. Rolland



      /s/ John W. Thompson*                             Director                               November 2, 2000
      --------------------------------
      John W. Thompson


      /s/ Robert J. Welsh*                              Director                               November 2, 2000
      --------------------------------
      Robert J. Welsh



      /s/ Carolyn Y. Woo*                               Director                               November 2, 2000
      --------------------------------
      Carolyn Y. Woo



      /s/ Roger A. Young*                               Director                               November 2, 2000
      --------------------------------
      Roger A. Young





     *   By:   /s/ Stephen P. Adik
                 --------------------------
                 Stephen P. Adik
                 Attorney-in-Fact


        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the NiSource Inc. Tax-Deferred Savings Plan and the Northern Indiana Public Service Company Bargaining Unit Tax Deferred Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrillville, State of Indiana, on November 1, 2000.


                                 NISOURCE INC. TAX-DEFERRED SAVINGS PLAN

                                 NORTHERN INDIANA PUBLIC SERVICE COMPANY
                                 BARGAINING UNIT TAX DEFERRED SAVINGS
                                 PLAN



                                 By:   /s/ Dale Williams
                                     ------------------------------------
                                      Dale Williams
                                      Chairman, Plan Committee


                                 By:   /s/ Robert Schacht
                                     ------------------------------------
                                      Robert Schacht
                                      Member, Plan Committee


                                 By:   /s/ Ken Foley
                                     ------------------------------------
                                      Ken Foley
                                      Member, Plan Committee


                                 By:   /s/ Jerome Weeden
                                     ------------------------------------
                                      Jerome Weeden
                                      Member, Plan Committee


                                 By:   /s/ Francis Girot
                                     ------------------------------------
                                      Francis Girot
                                      Member, Plan Committee

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Kokomo Gas & Fuel Bargaining Unit Tax Deferred Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kokomo, State of Indiana, and in the City of Merrillville, State of Indiana, on October 31, 2000.


                                 KOKOMO GAS & FUEL BARGAINING UNIT
                                 TAX DEFERRED SAVINGS PLAN


                                 By:  /s/ William Steifle
                                     ------------------------------------
                                      William Steifle
                                      Member, Plan Committee


                                 By:  /s/ Janet Morris
                                     ------------------------------------
                                      Janet Morris
                                      Member, Plan Committee


                                 By:  /s/ Joseph Skvarek
                                     ------------------------------------
                                      Joseph Skvarek
                                      Member, Plan Committee

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the IWC Resources Corporation Employee Thrift Plan and Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on October 30, 2000.


                                 IWC RESOURCES CORPORATION
                                 EMPLOYEE THRIFT PLAN AND TRUST


                                 By:  /s/ David A. Kelly
                                     ------------------------------------
                                      David A. Kelly
                                      Member, Plan Committee


                                 By:  /s/ John M. Davis
                                     ------------------------------------
                                      John M. Davis
                                      Member, Plan Committee


                                 By:  /s/ Kenneth N. Giffin
                                     ------------------------------------
                                      Kenneth N. Giffin
                                      Member, Plan Committee


                                 By:  /s/ Katie A. Taylor
                                     ------------------------------------
                                      Katie A. Taylor
                                      Member, Plan Committee


                                 By:  /s/ Murvin S. Enders
                                     ------------------------------------
                                      Murvin S. Enders
                                      Member, Plan Committee

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Employees' Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Noblesville, State of Indiana, on October 30, 2000.


                                 EMPLOYEES' PROFIT SHARING
                                 AND SALARY DEFERRAL PLAN OF
                                 SM&P UTILITY RESOURCES, INC.


                                 By:  /s/ Dennis C. Norman
                                     ------------------------------------
                                      Dennis C. Norman
                                      Member, Plan Committee


                                 By:  /s/ James A. Muhl
                                     ------------------------------------
                                      James A. Muhl
                                      Member, Plan Committee


                                 By:  /s/ Laura Gail Martin
                                     ------------------------------------
                                      Laura Gail Martin
                                      Member, Plan Committee


                                 By:  /s/ Debra J. Lehmann
                                     ------------------------------------
                                      Debra J. Lehmann
                                      Member, Plan Committee


                                 By:  /s/ Penelope S. Conway
                                     ------------------------------------
                                      Penelope S. Conway
                                      Member, Plan Committee

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Bay State Gas Company Employee Savings Plan and the Bay State Gas Company Savings Plan for Operating Employees has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, State of Massachusetts, on October 31, 2000.


                                 BAY STATE GAS COMPANY EMPLOYEE SAVINGS
                                 PLAN

                                 BAY STATE GAS COMPANY SAVINGS PLAN FOR
                                 OPERATING EMPLOYEES


                                 By:  /s/ William MacGillivray
                                     ------------------------------------
                                      William MacGillivray
                                      Member, Plan Committee


                                 By: ____________________________________
                                      Scott MacDonald
                                      Member, Plan Committee


                                 By:  /s/ Barbara McKay
                                     ------------------------------------
                                      Barbara McKay
                                      Member, Plan Committee

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Columbia Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia, and in the City of Merrillville, State of Indiana, on November 1, 2000.


                                 COLUMBIA SAVINGS PLAN


                                 By:   /s/ Michael O'Donnell
                                     ------------------------------------
                                      Michael O'Donnell
                                      Member, Plan Committee


                                 By:   /s/ Steve Greene
                                     ------------------------------------
                                      Steve Greene
                                      Member, Plan Committee


                                 By:   /s/ Robert Schacht
                                     ------------------------------------
                                      Robert Schacht
                                      Member, Plan Committee


                                 By:   /s/ Steve Smith
                                     ------------------------------------
                                      Steve Smith
                                      Member, Plan Committee


                                 By:  /s/ Dale Williams
                                     ------------------------------------
                                      Dale Williams
                                      Member, Plan Committee


                                 By:  /s/ Francis Girot, Jr.
                                     ------------------------------------
                                      Francis Girot Jr.
                                      Member, Plan Committee

                                EXHIBIT INDEX
                               --------------

   Exhibit
   Number                        Exhibit
   ------                        -------

     4*           Rights Agreement between NiSource Inc. and
                  ChaseMellon Shareholder Services, L.L.C., as rights agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated November 1, 2000).

     5            Opinion of Schiff Hardin & Waite.

     23.1         Consent of Arthur Andersen LLP.

     23.2         Consent of Arthur Andersen LLP.

     23.3 Consent of Schiff Hardin & Waite (contained in its opinion filed as Exhibit 5).

     24           Power of Attorney.

   __________

   * Incorporated by reference.